Exhibit 10.18

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

SECURED PROMISSORY NOTE

MEEMEE MEDIA INC.

US $175,000.00 April 6 2016
FOR VALUE RECEIVED, MeeMee Media Inc., a Nevada corporation (the "Company"), promises to pay to KF Business Ventures, LP, a California limited partnership (the "Holder"), or its registered assigns, the principal amount of One Hundred Seventy Five Thousand United States Dollars (US $175,00.00).  This Note relates to the $175,000 advanced by the Holder to the Company on October 15, 2015.  The following is a statement of the rights of the Holder of this Secured Promissory Note (the "Note") and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.            Security Agreement.  The obligations of the Company under this Note shall be secured pursuant to the terms of the Security Agreement (the "Security Agreement") dated February 3, 2014 between Holder and the Company, as amended by First Amendment thereto of even date herewith.
2.            Interest.  The amount of outstanding principal shall bear interest at a rate of ten percent (10%) per annum from October 15, 2015; provided, however, upon the occurrence of an uncured Event of Default, the outstanding principal at the time of such uncured Event of Default shall accrue at the rate of seventeen percent (17%) per annum during the period of time which the Event of Default is continuing and not cured, and the amount of any and all such default interest shall be payable on demand by the Holder.  Interest shall accrue on the princi-pal balance from October 15, 2015 and shall be calculated on the basis of a 365-day year.
3.            Repayment.  All unpaid principal, together with the then accrued interest and any other amounts payable hereunder, shall be due and payable on December 31, 2017 (the "Maturity Date").  This Note may be prepaid in whole or in part at any time by the Company without the prior written consent of the Holder.
4.            Conversion of Note By Holder.

a)            Conversion of Note.  Holder may convert all or a portion of the outstanding principal and interest due and owing under this Note at any time or times into shares of Company common stock at the Conversion Price by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of a notice of conversion.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Note to the Company until the Holder has converted all of the outstanding principal and interest due and payable under this Note, or such amounts have been repaid by the Company, in which case, the Holder shall surrender this Note to the Company for cancellation within three (3) trading days of the date the final notice of conversion is delivered to the Company or of the date the Note is repaid in full.  Partial conversions of this Note shall have the effect of lowering the outstanding balance of principal and interest due under this Note.  The Holder and the Company shall maintain records showing the amount converted under this Note and the remaining balance due and owing.  The Company shall deliver any objection to any notice of conversion within two (2) trading days of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error.
b)            Conversion Price.  The conversion price per share of the Common Stock under this Note shall be Six Cents ($0.06), subject to adjustment hereunder (the "Conversion Price").
c)            Mechanics of Conversion.
i.            Delivery of Certificates Upon Conversion.  Certificates for shares purchased hereunder shall be transmitted by the Company's transfer agent to the Holder by crediting the account of the Holder's broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission ("DWAC") system if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the resale of the shares of Common Stock by the Holder or (B) the shares are eligible for resale without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the notice of conversion within 10 trading days from the delivery to the Company of the notice of conversion form, and surrender of this Note (if required) (the "Note Share Delivery Date").  This Note shall be deemed to have been converted on the date the notice of conversion is received by the Company.  The shares of Company common stock issuable upon conversion shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the applicable notice of conversion has been received by the Company.
ii.            Rescission Rights.  If the Company fails to cause the Company's transfer agent to transmit to the Holder a certificate or the certificates representing the shares of Company common stock issuable upon conversion pursuant to Section 1.5(c)(i) by the Note Share Delivery Date, then the Holder will have the right to rescind such conversion.
iii.            No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such conversion, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.
iv.            Charges, Taxes and Expenses.  Issuance of certificates for shares of Company common stock shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form provided by the Company and duly executed by the Holder, and such other documentation as the Company may require regarding the investor status of the assignee, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.
v.            Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely conversion of this Note, pursuant to the terms hereof.
d)            Adjustments for Split Subdivision or Combination of Shares.  If the Company at any time while this Note remains outstanding and unconverted, shall split or subdivide the shares of Company common stock into a larger number of shares, the number of shares of common stock issuable upon conversion of this Note immediately prior to such split or subdivision shall be proportionately increased and the Conversion Price shall be proportionately decreased. If the Company at any time while this Note, or any portion hereof, remains outstanding and unconverted shall combine (including by way of a reverse stock split) the shares of Company common stock into a smaller number of shares, the number of shares of common stock issuable upon conversion of this Note immediately prior to such combination shall be proportionately decreased and the Conversion Price for such class of securities shall be proportionately increased.  Any adjustment made pursuant to this Section 1.6 shall become effective immediately after the effective date of the split, subdivision or combination.
e)            Favored Nations Provision.  Other than in connection with the Excepted Issuances, from the date of this Note and until the date which all amounts of principal and interest due and owing under the Note have been paid in full or are converted into Common Stock, if the Company shall issue (the "Lower Price Issuance") any Common Stock or securities convertible into or exercisable directly or indirectly for shares of Common Stock to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in effect at such time, without the written consent of Holder, then the Conversion Price shall automatically be reduced to such other lower price of the Common Stock or securities convertible into or exercisable directly or indirectly for shares of Common Stock which are issued in the Lower Price Issuance.  Common Stock or securities convertible into or exercisable directly or indirectly for shares of Common Stock issued by the Company for no consideration or for consideration that cannot be determined at the time of issue will be deemed to have been issued for a price per share as determined in good faith by the Company Board of Directors.  "Excepted Issuances" shall be issuances by the Company of its Common Stock or securities convertible into or exercisable directly or indirectly for shares of Common Stock (i) in full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of corporation or other entity so long as such issuances are not for the purpose of raising capital; (ii) in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital; (iii) to any consultant, advisor, employee or member of the Board of Directors of the Company or any of its subsidiaries for services provided or to be provided; (iv) as a result of the conversion of this Note, the Secured Note dated February 3, 2014 issued by the Company to Holder, as amended, or any and all warrants issued by the Company to the Holder, as amended;  and (v) as a result of the conversion or exercise of any securities convertible into or exercisable directly or indirectly for shares of Common Stock which are issued and outstanding as of the date of this Note.  The provisions of this Section 4 d) shall not apply to the Conversion Price for any conversions which have been made under this Note prior to the date of the Lower Price Issuance.

5.            Events of Default.  The occurrence of any of the following shall constitute an "Event of Default" under this Note:
5.1                Failure to Pay; Other Default.  The Company shall (i) fail to pay all outstanding principal and interest due and owing under this Note on the Maturity Date; or (ii) fail to perform any material obligation under this Note or the Security Agreement which is not cured by the Company within ten (10) days of the Company's receipt of the Holder's written notice to the Company of such failure; or
5.2                Voluntary Bankruptcy or Insolvency Proceedings.  The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (iii) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (iv) take any action for the purpose of effecting any of the foregoing; or
5.3                Involuntary Bankruptcy or Insolvency Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the Company's property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the Company's debts under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.
Upon the occurrence or existence of any Event of Default described in Section 4.1 and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to Company, declare this Note immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived the Company, anything contained in this Note to the contrary notwithstanding.  Upon the occurrence or existence of any Event of Default described in Sections 4.2 and 4.3, immediately and without notice, this Note shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Note to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy permitted to it by law.
6.            Representations and Warranties of Holder.  The Company is issuing the Note and any the shares upon conversion of the Note (collectively, the "Securities') to Holder in reliance upon the following representations made by Holder:
6.1            Purchase Entirely for Own Account.  Holder acknowledges that the Securities will be acquired for investment for Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, Holder further represents that Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.  Holder acknowledges and agrees that the Securities are being offered and issued in reliance upon federal and state exemptions for transactions not involving any public offering.  Holder is able to bear the economic risk and lack of liquidity inherent in holding the Securities.
6.2            Disclosure of Information.  Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities.  Holder has had the opportunity to review the Company's public reports filed with the Securities and Exchange Commission which contain the most recent public information regarding the Company (the "SEC Filings").  Holder has not been furnished any literature other than this Agreement and the SEC Filings and is not relying on any information, representation or warranty by the Company or any of its affiliates or agents, other than information contained in this Agreement and the SEC Filings, in determining whether to purchase the Securities. Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.
6.3            Investment Experience.  Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  If other than an individual, Holder also represents it has not been organized solely for the purpose of acquiring the Securities.  Holder either has a pre-existing personal or business relationship with the Company or its officers, directors or controlling persons, or by reason of Holder's business or financial experience, or the business or financial experience of their professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, have the capacity to protect their own interests in connection with the issuance of the Securities.
6.4            Accredited Investor.  Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the "SEC"), as presently in effect.

6.5            Restricted Securities.  Holder understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act") only in certain limited circumstances, and may only be resold in accordance with all applicable securities laws of any state or any other applicable jurisdiction.  Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act and by all applicable state securities laws.  Holder acknowledges and agrees that (i) the registrar or transfer agent for the shares of common stock will not be required to accept for registration of transfer any shares except upon presentation of evidence satisfactory to the Company that the restrictions on transfer under the Securities Act have been complied with, and (ii) the shares of Company common stock in the form of definitive physical certificates will bear a restrictive legend.

6.6            Further Limitations on Disposition.  Without in any way limiting the representations and warranties set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities unless and until: (a) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) (i)  Holder has notified the Company of the proposed disposition and has furnished the Company with a brief statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.  It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances.
6.6                Principal Place of Business.  Holder's principal place of business is in the state identified on the signature page below.
7.            Miscellaneous.
7.1                Payment.  All payments under this Note shall be made in lawful tender of the United States.
7.2                Usury.  In order to induce the Holder to make the loan to the Company evidenced by this Note, the Company and the Holder each hereby respectively represents, warrants and acknowledges to, and agrees, with the other (a) that, by reason of its own business and financial experience, such party could reasonably be assumed to have the capacity to protect its own interests in connection with the transactions contemplated by this Note, and (b) as a consequence, that the indebtedness evidenced by this Note, including all interest thereon and other consideration therefor, including, without limitation, the shares the Company common stock issued pursuant to this Note, is exempt from the usury restrictions under California law pursuant to the exemption set for in California Corporation Code Section 25118(b). Without limiting the effectiveness of said representations, warranties and exemptions, however, it is nevertheless the intent of the Company and the Holder that the holder of this Note shall never be entitled to receive, collect or apply, as interest or other consideration of any kind under this Note, any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and in the event the holder of this Note ever receives, collects or applies as interest or other consideration of any kind any such excess, such amount which would be excess interest or other consideration shall be deemed applied when received as a partial prepayment of the principal amount of this Note; and if the principal amount of this Note is paid in full, any remaining excess interest or other consideration shall be paid to the Company forthwith upon demand.
7.3                Waiver and Amendment.  Any provision of this Note may be amended, waived or modified solely upon the written consent of the Company and the Holder.  No amendment, modification, termination or waiver of any provision hereof shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
7.4                Notices.  All notices and other communications required or permitted under this Note shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed (a) if to a Holder, at such Holder's address, facsimile number or electronic mail address set forth on the signature page hereto, or at such other address, facsimile number or electronic mail address as such Holder may designate by ten (10) days' advance written notice to the Company or (b) if to the Company, to its address, facsimile number or electronic mail address and directed to the attention of the Chief Executive Officer.  All such notices and other communications shall be deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or upon confirmation of electronic mail delivery.
7.5                Expenses; Attorneys' Fees; Representation.  If action is instituted to collect this Note and the Holder prevails on claims in such action, the Company promises to pay all reasonable costs and expenses of the Holder, including, without limitation, reasonable attorneys' fees and costs of the Holder, incurred in connection with such action.  Each party to this Note hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Note and that its decision to execute this Note is not based on any reliance upon the advice of any other party or its legal counsel.
7.6                Successors and Assigns.  This Note may be assigned or transferred by the Holder only with the prior written approval of the Company.  Subject to the preceding sentence, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.  This Note shall be assigned by the Company to any successor corporation with which the Company merges, sells substantially all of its assets, or to which all of the Company's stock may be sold, effective upon the closing of such transaction.
7.7                Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of California as applied to agreements between residents of the State of California, entered into and to be performed entirely within the State of California.  Any judicial proceeding brought by any party hereto to enforce, or otherwise in connection with, this Note may be brought in any court of competent jurisdiction in the City of Los Angeles, California, and, by execution and delivery of this Note, the parties hereto (i) accept, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court and irrevocably agree to be bound by any judgment rendered thereby in connection with this Note and (ii) irrevocably waive any objection they may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum.
7.8                Substitute Notes.  Upon (i) receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation hereof, or (ii) the request of the Holder of this Note upon surrender hereof, the Company shall execute and deliver in lieu hereof, a new Note or Notes, payable to the order of the Holder or such persons as the Holder may request and in a principal amount equal to the unpaid principal amount hereof, which shall be dated and bear interest from the date to which interest has theretofore been paid hereon.  Each such Note shall in all other respects be in the same form and be treated the same as this Note and all references herein to this Note shall apply to each such Note.
7.9                Validity.  Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction.
IN WITNESS WHEREOF, the parties have executed this Note as of the date first above written.
MEEMEE MEDIA INC.

By:          ____________________________
Martin J. Doane,
Executive Chairman

HOLDER

KF Business Ventures, LP
a California limited partnership

By:      Kopple Financial, Inc.,
      a California corporation,
      Its General Partner

                                                                                                                                           By:  ____________________________
                                                                                                                                                     Robert C. Kopple, Its President

Address: 10866 Wilshire Boulevard, Suite 1500
    Los Angeles, California 90024

[Signature Page to MeeMee Media Inc. Secured Promissory Note]

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